Exhibit 4.29

EXECUTION

1 JULY 2014

DATE 1 JULY 2014

SECOND AMENDMENT AGREEMENT TO A

TERM LOAN FACILITY AGREEMENT

ORIGINALLY DATED 17 APRIL 2014

amongst

SOUTHGOLD EXPLORATION PROPRIETARY LIMITED

(as Borrower)

and

THE FINANCIAL INSTITUTIONS LISTED IN SCHEDULE 1

(as Original Lenders)

and

CREDIT SUISSE AG

(as Facility Agent)

and

CREDIT SUISSE AG

(as Security Agent)

STANDARD CHARTERED BANK

(as Parallel Debt Agent)

and

PURPLE RAIN SECURITY SPV (RF) PROPRIETARY LIMITED

(as Security SPV)

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	AMENDMENT TO THE DEED OF NOVATION	2
3.	MISCELLANEOUS	5
4.	GOVERNING LAW	5

- i -

PARTIES:

THIS AGREEMENT (the Second Amendment Agreement) is dated 30 June 2014 and is made among:

(1)	SOUTHGOLD EXPLORATION PROPRIETARY LIMITED, a private company incorporated under the laws of South Africa, with registration number 2000/016129/07, as borrower (Southgold or the Borrower);

(2)	THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Lenders), as lenders (in this capacity, each an Original Lender);

(3)	CREDIT SUISSE AG, of Paradeplatz 8, 8001 Zurich, Switzerland as facility agent of the Finance Parties (in this capacity, the Facility Agent);

(4)	CREDIT SUISSE AG, of Paradeplatz 8, 8001 Zurich, Switzerland as facility agent of the Finance Parties (in this capacity, the Security Agent);

(5)	STANDARD CHARTERED BANK (in this capacity as Parallel Debt Agent); and

(6)	PURPLE RAIN SECURITY SPV (RF) PROPRIETARY LIMITED a private company incorporated under the laws of South Africa, with registration number 2010/007093/07 and registered office at 5th Floor, The Terraces, 25 Protea Road, Claremont 7708 (the Security SPV).

BACKGROUND

A.	The Parties entered into a term loan facility agreement dated 17 April 2014 pursuant to which the Original Lenders agreed to make available to the Borrower a term loan facility in an aggregate principal amount of US$178,100,000 (one hundred and seventy eight million one hundred thousand dollars) to be read together with an amendment agreement dated 25 June 2014 (the First Amendment Agreement) (the Term Facility Agreement).

B.	By this Second Amendment Agreement, the Parties have agreed to amend the Term Loan Facility Agreement.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1.	Definitions

Unless the contrary intention appears, terms defined in the Term Loan Facility Agreement or the Transaction Implementation Agreement, as applicable, shall have the same meaning when used in this Second Amendment Agreement.

1.2.	Interpretation

The provisions of clauses 1.2 and 1.3 of the Term Loan Facility Agreement shall also apply to this Second Amendment Agreement as if set out in this Second Amendment Agreement, but with all necessary modifications.

1.3.	Finance Document

This Second Amendment Agreement is a Finance Document.

2.	AMENDMENT TO THE TERM LOAN FACILITY AGREEMENT

2.1.	Amendments

2.1.1.	With effect from the date hereof, the Term Loan Facility Agreement shall be amended so that:

2.1.1.1.	the letters and number “US$184,000,000” contained in Recital J of the Term Loan Facility Agreement shall be deleted and replaced with the following:

“US$178,059,427.51 (One Hundred and Seventy Eight Million Fifty Nine Thousand Four Hundred and Twenty Seven Dollars and Fifty One Cents)”

2.1.1.2.	the letters and number “US$184,000,000” contained in clause 1.1.233 of the Term Loan Facility Agreement shall be deleted and replaced with the following:

“US$178,059,427.51 (One Hundred and Seventy Eight Milion Fifty Nine Thousand Four Hundred and Twenty Seven Dollars and Fifty One Cents)”;

2.1.1.3.	clause 1.1 (Definitions) of the Term Loan Facility Agreement shall be amended by inserting new definitions as follows:

2.1.1.3.1.	“1.1.11 Approved Refunds means any refunds in respect of sums recouped by Southgold which sums were funded by the Original Lenders while Southgold was in Business Rescue Proceedings, which sums the Parties agree in writing to designate as Approved Refunds;

2.1.1.3.2.	1.1.24 BRP Refunds means any refunds in respect of sums paid to Southgold by the BRP pursuant to the provisions of a letter of undertaking entered into by the BRP, the Facility Agent and Southgold on 26 June 2014 (the BRP Refund Undertaking);

2.1.1.3.3.	1.1.134 JPM Retainer Fee Refunds means any refunds in respect of sums paid to Southgold by J P Morgan Chase Bank, N.A., Johannesburg Branch pursuant to the provisions of a letter of undertaking entered into between J P Morgan Chase Bank, N.A., Johannesburg Branch and Southgold on 24 June 2014 (the JPM Retainer Fee Undertaking);

2.1.1.3.4.	1.1.200 Refund means any Approved Refunds, BRP Fee Refunds, JPM Retainer Fee Refunds, Webber Wentzel Fee Refunds, Wits Gold Refunds and/or VAT Refunds;

2.1.1.3.5.	1.1.247 Webber Wentzel Fee Refunds means any refunds in respect of sums paid to Southgold by Webber Wentzel pursuant to the provisions of letters of undertaking entered into by Webber Wentzel and Southgold on 20 June 2014 and 26 June 2014 respectively, (both letters read together, the Webber Wentzel Fee Refund Undertaking); and

2.1.1.4.	1.1.248 Wits Gold Refunds means any refund in respect of sums paid by Webber Wentzel (in its capacity as South African Escrow Agent) to Wits Gold pursuant to clause 9.4 of the South African Escrow Agreement and paid by Wits Gold to Southgold pursuant to a letter of undertaking by Wits Gold to Southgold on or about 26 June 2014 (“the Wits Gold Undertaking”);”

2.1.1.5.	A new clause 6.10 (Refunds) shall be inserted in the Term Loan Facility Agreement as follows:

“6.10	Refunds

6.10.1	Immediately upon receipt by the Borrower of any Refund, the Borrower shall promptly notify the Facility Agent.

6.10.2	Within 3 (three) Business Days of the provision of the notice referred to in clause 6.10.1, the Borrower shall pay to the Facility Agent the full proceeds of any Refund.

6.10.3	For the avoidance of doubt, no Refund shall form part of nor be construed as forming part of Free Cash, and no payment of a Refund to the Facility Agent shall be applied in prepayment of any of Facilities A1, A2, A3 or A4.”

2.1.1.5.1.	A new clause 6.11 (Amendments to Undertakings) shall be inserted in the Term Loan Facility Agreement as follows:

“6.11	Amendments to Undertakings

Southgold agrees that none of the BRP Refund Undertaking, JPM Retainer Fee Undertaking, the Webber Wentzel Fee Refund Undertaking or the Wits Gold Undertaking shall be amended without the prior written consent of the Lenders.”

2.1.1.6.	Clause 7.2.2 shall be deleted in its entirety.

2.1.1.7.	A new clause 21 (Borrower Cession in Security) shall be inserted in the Term Loan Facility Agreement as follows:

“21	Amendments to Undertakings

21.1	The Parties shall use all reasonable endeavours to obtain the written consent of the Standard Bank of South Africa Limited to the entry by the parties into the Borrower Cession in Security in respect of the Proceeds Account and creation of the security cession pursuant thereto within 30 (thirty) days of the Transaction Implementation Date (the Initial Period).

21.2	In the event that the written consent of the Standard Bank of South Africa Limited is not obtained on or before the expiry of the Initial Period, the Parties shall use all reasonable endeavours to open a substitute Proceeds Account at another bank to be agreed, within 60 (sixty) days of the last day of the Initial Period. A failure to open such substitute Proceeds Account within such additional period shall constitute an Event of Default.”

2.1.2.	the table contained at Schedule 1 (Original Lenders) of the Term Loan Facility Agreement is deleted in its entirety and replaced with:

“

Name of Original Lender	Facility A1 Commitment (US$)	Facility A2 Commitment (US$)	Facility A3 Commitment (US$)	Facility A4 Commitment (US$)	Total Commitments (US$)
Credit Suisse AG	87,003.54	3,892,710.22	25,500,000	59,999,965.50	89,029,713.76

Standard Chartered Bank	87,003.54	3,892,710.21	25,500,000	59,100,034.50	89,029,713.74

Total	174,007.08	7,785,420.43	51,000,000	119,100,000	178,059,427.51

”

2.1.3.	the letters and number “US$184,100,000” contained in Schedule 2 (Form of Transfer Certificate) of the Term Loan Facility Agreement in the heading of such form shall be deleted and replaced with the following:

“US$178,059,427.51 (One Hundred and Seventy Eight Milion Fifty Nine Thousand Four Hundred and Twenty Seven Dollars and Fifty One Cents)”;

2.2.	Continuity

2.2.1.	The Parties agree that:

2.2.1.1.	the provisions of the Term Loan Facility Agreement shall, save as amended hereby, continue in full force and effect; and

2.2.1.2.	any reference to the Term Loan Facility Agreement in any of the Finance Documents shall be a reference to the Term Loan Facility Agreement as amended pursuant to this Amendment Agreement.

3.	REPRESENTATIONS AND WARRANTIES

3.1.	Each Party represents and warrants to and for the benefit of each other Party that:

3.1.1.	it is duly incorporated and validly existing under the laws of its place of incorporation and has the power to own its property and assets and carry on its business;

3.1.2.	it has the power and capacity to enter into and comply with its obligations under this Amendment Agreement;

3.1.3.	subject to the Legal Reservations, this Amendment Agreement constitutes its legal, valid, binding and enforceable obligations, and the entry into and performance of the transactions contemplated by this Amendment Agreement does not conflict with:

3.1.3.1.	any law or regulation or its constitutional documents; or

3.1.3.2.	any document binding on it which would have a material adverse effect on the enforceability of this Amendment Agreement; and

3.1.4.	it has taken all necessary action to authorise the entry into and compliance with its obligations under this Amendment Agreement, to ensure that its obligations under this Amendment Agreement are valid, binding and enforceable in accordance with their terms and, subject to the Legal Reservations, to make this Amendment Agreement admissible in evidence in the courts of its jurisdiction of incorporation.

4.	FURTHER ASSURANCE

The Borrower shall, at the request of the Lenders and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments made or to be made pursuant to this Amendment Agreement.

5.	MISCELLANEOUS

The provisions of clause 1.3 (Third Party Rights), clause 14 (Costs and expenses), clause 33 (Notices), clause 34 (Partial Invalidity), clause 36 (Remedies and Waivers), clause 37 (Amendments and Waivers), clause 38 (Counterparts), clause 39 (Governing Law), clause 40 (Enforcement) of the Term Loan Facility Agreement shall apply to this Amendment Agreement as if set out in this Amendment Agreement, but as if references in those clauses to the Term Loan Facility Agreement were references to this Amendment Agreement.

6.	GOVERNING LAW

This Amendment Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of England and Wales.

SIGNATURES

Borrower

EXECUTED by:

SOUTHGOLD EXPLORATION

PROPRIETARY LIMITED

Acting by:

/s/ P.F. VAN DEN STEEN
Name: P.F. VAN DEN STEEN
Title: BRP

Prior to Effective Date:

Physical Address:	Ground Floor, 138 West Street, Sandton, 2146, South Africa

Postal Address:	P O Box 78182, Sandton, 2146 South Africa

Attention:	The Chief Executive Officer

Fax:	+27 (0)11 3011 840

With a copy to (which shall not constitute notice):

Address:	McMillan, Suite 1500 - 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7

Attention:	Bernie Zinkhofer / Great Basin Responsible Partner

Fax:	+001 (604) 685 7084

After Effective Date:

Physical Address:	Libanon Business Park, 1 Hospital Road (off Cedar Avenue), Libanon, Westonaria, 1779

Postal Address:	Charl Keyter

Attention:	The Chief Executive Officer

Fax:	+27 (0)11 278 9873

Lender

EXECUTED by:

CREDIT SUISSE AG

Acting by:

/s/ Stefan Gerig	/s/ Herbert Plank
Name: Stefan Gerig	Name: Herbert Plank
Title: Director	Title: Managing Director

Address:	Giesshuebelstrasse 30, 8070 Zurich Switzerland

Attention:	Stefan Gerig

Telephone:	+41 44 334 45 13

Fax:	+41 44 333 21 04

Email:	portfolio.admin@credit-suisse.com / Stefan.gerig@credit-suisse.com

Lender

EXECUTED by:

STANDARD CHARTERED BANK

Acting by:

/s/ Philip Rees	/s/ David Wilson
Name: Philip Rees	Name: David Wilson
Title: Senior Manager	Title: Finance Manager

Address:	1 Basinghall Avenue, London EC2V 5DD, United Kingdom

Attention:	Mark Sumner / Phil Rees

Telephone:	+44 20 7885 7342 / +44 20 7885 7637

Fax:	+44 20 7885 7828

Email:	mark.sumner@sc.com / Phil.Rees@sc.com

Facility Agent

EXECUTED by:

CREDIT SUISSE AG

Acting by:

/s/ Stefan Gerig	/s/ Herbert Plank
Name: Stefan Gerig	Name: Herbert Plank
Title: Director	Title: Managing Director

Address:	Giesshuebelstrasse 30, 8070 Zurich Switzerland

Attention:	Stefan Gerig

Telephone:	+41 44 334 45 13

Fax:	+41 44 333 21 04

Email:	portfolio.admin@credit-suisse.com / Stefan.gerig@credit-suisse.com

Security Agent

EXECUTED by:

CREDIT SUISSE AG

Acting by:

/s/ Stefan Gerig	/s/ Herbert Plank
Name: Stefan Gerig	Name: Herbert Plank
Title: Director	Title: Managing Director

Address:	Giesshuebelstrasse 30, 8070 Zurich Switzerland

Attention:	Stefan Gerig

Telephone:	+41 44 334 45 13

Fax:	+41 44 333 21 04

Email:	portfolio.admin@credit-suisse.com / Stefan.gerig@credit-suisse.com

Parallel Debt Agent

EXECUTED by:

STANDARD CHARTERED BANK

Acting by:

/s/ Philip Rees	/s/ David Wilson
Name: Philip Rees	Name: David Wilson
Title: Senior Manager	Title: Finance Manager

Address:	5th Floor, No. 4 Sandown Valley Crescent, Sandton, 2196, Gauteng Province South Africa

Attention:	Andrew Dixon Smith

Telephone:	+27 11 217 6626 / +27 71 882 4424

Fax:	+27 (0)11 217 6641

Email:	Andrew.DixonSmith@sc.com

Security SPV

EXECUTED by:

PURPLE RAIN SECURITY SPV (RF)

PROPRIETARY LIMITED

Acting by:

/s/ T. Ross-Gillespie
Name: T. Ross-Gillespie	Name:
Title: Director	Title:

Address:	GMG Trust Company, 3rd Floor, 200 on Main, Cnr Main and Bowwood Roads, Claremont 7708

Attention:	Managing Director

Telephone:	+27 21 657 6010

Fax:	086 673 3490

Email:	tamara@gmgtrust.co.za